     As filed with the Securities and Exchange Commission on June 4, 1997

                                                       Registration No. 33-80685
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            -------------------------


                              ROADWAY EXPRESS, INC.
               (Exact name of registrant as specified in charter)

           Delaware                                    34-0492670
 (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                       1077 Gorge Blvd., Akron, Ohio 44310
   (Address, including ZIP Code, of registrant's principal executive offices)

                 ROADWAY EXPRESS, INC. 401(k) STOCK SAVINGS PLAN
                            (Full title of the plan)

                                  John M. Glenn
                      Vice President - General Counsel and
                                    Secretary
                              Roadway Express, Inc.
                                  P.O. Box 471
                                1077 Gorge Blvd.
                             Akron, Ohio 44309-0471
                                 (330) 384-1717
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

===============================================================================

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         Part II of this registration statement is hereby amended and restated
in its entirety as hereinafter set forth in order to include the following as new Exhibits:

         4.3 Roadway Express, Inc. 401(k) Stock Savings Plan (definitive form).

         4.4      Amendment No. 1 to Roadway Express, Inc. 401(k) Stock Savings
                  Plan.

         4.5      Amendment No. 2 to Roadway Express, Inc. 401(k) Stock Savings
                  Plan.

         4.6      Amendment No. 3 to Roadway Express, Inc. 401(k) Stock Savings
                  Plan.

         24.1 Powers of Attorney on behalf of certain directors and officers of the Company.

         24.2     Powers of Attorney on behalf of the Plan committee members.
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                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Roadway Express, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) Annual Report of the Company on Form 10-K for the Year ended December 31, 1996;

         (2) Quarterly Report of the Company on Form 10-Q for the Period ended March 29, 1997;

         (3) Current Report of the Company on Form 8-K dated February 21, 1997; and

         (4) The description of the Company's common stock, $.01 par value per share, contained in the Company's Registration Statement on Form 10 filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. (Securities to be offered are registered under Section 12 of the Exchange Act.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may include in its certificate of incorporation ("Certificate") a provision that eliminates or limits the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duties as a director, but no such provision may eliminate or limit the liability of a director (i) for any breach of his duty of loyalty, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (the "DGCL") (dealing with illegal redemptions and stock repurchases), or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate limits personal liability of directors to the fullest extent permitted by Delaware law.

         Delaware law also provides that a corporation (a) must indemnify its directors, officers, employees, and agents for all expenses of litigation when they are successful on the merits or otherwise; (b) may indemnify such persons for the expenses, judgments, fines, and amounts paid in settlement of litigation (other than a derivative suit) even if they are not successful on the merits, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of criminal proceedings, have no reason to believe that their conduct was unlawful); and (c) may indemnify such persons for the expenses of a derivative suit even if they are not successful on the merits if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made on behalf of a person adjudged to be liable in a derivative suit, unless the Delaware Chancery Court determines that, despite such

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adjudication but in view of all of the circumstances, such person is entitled to indemnification. In any such case, indemnification may be made only upon determination by (i) a majority of the disinterested directors, (ii) independent legal counsel or (iii) the shareholders that indemnification is proper because the applicable standard of conduct was met. The advancement of litigation expenses to a director or officer is also authorized upon receipt by the board of directors of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified for them.

          The Company's Certificate authorizes mandatory indemnification to the full extent permitted by Delaware law, and it authorizes the Company to enter into indemnification agreements with directors, officers and other persons entitled to indemnification thereunder. The Company's Certificate further authorizes the Company to provide by agreement for indemnification greater or different than set forth in the Company's Certificate. The Company has entered into indemnifications agreements with its directors and certain officers that indemnify such persons to the maximum extent permitted by applicable law. In addition, the Company has obtained directors' and officers' reimbursement and liability insurance. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

          4.1 Second Restated Certificate of Incorporation of Roadway Express, Inc. (filed as Exhibit 4.1 to the Company's Form S-8 Registration Statement No. 333-2562 filed March 20, 1996, and incorporated herein by reference).

          4.2  Restated Amended By-laws of Roadway Express, Inc. (filed as
               Exhibit 4.2 to the Company's Form S-8 Registration Statement No. 333-2562 filed March 20, 1996, and incorporated herein by reference).

          4.3  Roadway Express, Inc. 401(k) Stock Savings Plan. *

          4.4 Amendment No. 1 to Roadway Express, Inc. 401(k) Stock Savings Plan. *

          4.5 Amendment No. 2 to Roadway Express, Inc. 401(k) Stock Savings Plan. *

          4.6 Amendment No. 3 to Roadway Express, Inc. 401(k) Stock Savings Plan. *

          5    Opinion of counsel.

          23 Consent of Ernst & Young LLP, Independent Auditors. * (Consent of counsel is included in Exhibit 5.)

          24.1 Powers of Attorney on behalf of certain directors and officers of the Company. *

          24.2 Powers of Attorney on behalf of the Plan committee members. *

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*        Filed with this post-effective amendment to registration statement.

                                     II - 2


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         UNDERTAKING:

         The undersigned registrant will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

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                  Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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



                                   SIGNATURES

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON MAY 30, 1997.

                                        ROADWAY EXPRESS, INC.

                                        By: /s/ John M. Glenn
                                           -----------------------
                                        Name:   John M. Glenn
                                        Title:  Vice President-General Counsel
                                                 and Secretary

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                 Signature                                    Title                                    Date
                 ---------                                    -----
*   /s/  Michael W. Wickham                  President, Director                                  May 30, 1997
    ---------------------------------        (Principal Executive Officer)
    Michael W. Wickham

*   /s/  J. Dawson Cunningham                Vice President-Finance and                           May 30, 1997
    ---------------------------------        Administration, Treasurer
    J. Dawson Cunningham                     (Principal Financial and
                                             Accounting Officer)

*   /s/  Frank P. Doyle                      Director                                             May 30, 1997
   ---------------------------------
    Frank P. Doyle

*   /s/  Phillip J. Meek                     Director                                             May 30, 1997
   ---------------------------------
    Phillip J. Meek

*   /s/  Robert E. Mercer                    Director                                             May 30, 1997
   ---------------------------------
    Robert E. Mercer

*   /s/  Carl Schafer                        Director                                             May 30, 1997
   ---------------------------------
    Carl Schafer

*   /s/  William Sword                       Director                                             May 30, 1997
   ---------------------------------
    William Sword

*   /s/  Sarah Roush Werner                  Director                                             May 30, 1997
   ---------------------------------
    Sarah Roush Werner


         * This post-effective amendment to registration statement has been signed on behalf of the above officers and directors by John M. Glenn, Vice President-General Counsel and Secretary of the Company, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24.1 to this post-effective amendment to registration statement.

DATED:  May 30, 1997                          By:  /s/ John M. Glenn
                                                 ------------------------------
                                              John M. Glenn, Attorney-in-Fact

         THE PLAN. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE PLAN HAS DULY CAUSED THIS POST-EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF AKRON, STATE OF OHIO, ON MAY 30, 1997.

                                    ROADWAY EXPRESS, INC. 401(k) STOCK SAVINGS PLAN

                                *   By:      /s/ J. Dawson Cunningham
                                       ------------------------------------------------
                                    Name:    J. Dawson Cunningham
                                    Title:   401(k) Stock Savings Plan Committee Member

                                *   By:      /s/ Thomas V. Lopienski
                                       ------------------------------------------------
                                    Name:    Thomas V. Lopienski
                                    Title:   401(k) Stock Savings Plan Committee Member

                                *   By:      /s/ James D. Staley
                                       ------------------------------------------------
                                    Name:    James D. Staley
                                    Title:   401(k) Stock Savings Plan Committee Member

         * This post-effective amendment to registration statement has been signed on behalf of the Roadway Express, Inc. 401(k) Stock Savings Plan through its Committee Members by John M. Glenn, Vice President--General Counsel and Secretary of the Company, as attorney-in-fact, pursuant to a power of attorney filed as Exhibit 24.2 to this post-effective amendment to registration statement.

DATED:  May 30, 1997                        By: /s/ John M. Glenn
                                              ---------------------------------
                                            John M. Glenn, Attorney-in-Fact

                                  EXHIBIT INDEX

         Exhibit
         Number                             Exhibit Description
         -------                            --------------------

         4.1 Second Restated Certificate of Incorporation of Roadway Express, Inc. (filed as Exhibit 4.1 to the Company's Form S-8 Registration Statement No. 333-2562 filed March 20, 1996, and incorporated herein by reference).

         4.2      Restated Amended By-laws of Roadway Express, Inc. (filed as
                  Exhibit 4.2 to the Company's Form S-8 Registration Statement No. 333-2562 filed March 20, 1996, and incorporated herein by reference).

         4.3      Roadway Express, Inc. 401(k) Stock Savings Plan. *

         4.4      Amendment No. 1 to Roadway Express, Inc. 401(k) Stock Savings
                  Plan. *

         4.5      Amendment No. 2 to Roadway Express, Inc. 401(k) Stock Savings
                  Plan. *

         4.6      Amendment No. 3 to Roadway Express, Inc. 401(k) Stock Savings
                  Plan. *

         5        Opinion of counsel.

         23 Consent of Ernst & Young LLP, Independent Auditors. * (Consent of counsel is included in Exhibit 5.)

         24.1 Powers of Attorney on behalf of certain directors and officers of the Company. *

         24.2     Powers of Attorney on behalf of the Plan committee members. *

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*        Filed with this post-effective amendment to registration statement.